EXHIBIT 10.118
                       ELECTROSOURCE, INC.
                      CONSULTING AGREEMENT

                            96-C-079

      THIS CONSULTING AGREEMENT (the "Agreement"), made effective the 1st day of January, 1996, is between ELECTROSOURCE, INC. ("Electrosource"), a Delaware corporation, having its principal offices at 3800-B Drossett Drive, Austin, Texas, 78744-1131, USA and JACK J. GUY (Consultant) having his place of business at 702 Winstead Court, Sunnyvale, California 94087.

                      W I T N E S S E T H:

      WHEREAS,  Consultant possesses knowledge and experience  in
battery   technology,   research  and   development,   marketing,
fundraising and business alliances; and

      WHEREAS, Consultant has the knowledge and ability to assist
Electrosource in matters related to the development, testing and commercialization of its technology; and

     WHEREAS, Electrosource desires the assistance of Consultant.

      NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

     Electrosource and Consultant, intending to be legally bound, agree as follows:

1.   Term

     1.1    Electrosource  hereby  engages   Consultant   as
     independent contractor for a term commencing on January
     1, 1996 and ending on December 31, 1996.

     1.2 Electrosource may cancel this Agreement with thirty (30) days prior written notice to Consultant but only in the event of severe budgetary constraints such that it has to curtail its activities significantly. Electrosource's sole liability will be for hours worked at the rate specified, and for reasonable travel or business expenses incurred in accordance with Section 4.

     1.3    Notwithstanding  any  other  provision  of  this
     Agreement,   if   Consultant  breaches   any   of   its
     provisions, Electrosource may terminate this Agreement immediately upon written notice to Consultant.

     1.4 Upon termination of this Agreement in accordance with any of its provisions, Electrosource shall have no obligation to make further payments to Consultant for services performed after notice is received by
     Consultant. Notice may be hand carried or sent by certified mail. Notice is effective upon receipt or within five (5) days of mailing, whichever is earlier.

2.   Duties

     Consultant shall use his best, businesslike, timely efforts on behalf of Electrosource to assist Electrosource with respect to strategic relationships, partnering, marketing, fundraising, research and development agreements and business alliances pertaining to battery technology, battery research and development and related matters. Consultant shall report to and be directed by the Chairman and CEO and/or Vice President for Marketing of Electrosource. Consultant shall be reasonably available on an on-call, as-needed basis to perform such advising and consulting duties as may be assigned from time to time by Electrosource to the extent specified in Section 3 below. Such consulting services shall be provided either at the offices of Electrosource or Consultant, or at such other locations as the parties may agree.

3.   Compensation

     As full compensation for the services which Consultant renders to Electrosource under this Agreement, Electrosource will pay to Consultant $6,000 per month, beginning January 1996, for approximately one week or 20% of Consultant's time each month. If Electrosource requests more than one week of time in a particular month, such additional time will be paid for at the rate of $4,000 per week. Any such additional time shall be approved in writing, in advance by the Chairman and CEO of Electrosource. Upon execution of this Agreement, Electrosource shall also pay to Consultant $2,500 for past expenses and as an advance for future expenses (to be supported by an itemized accounting with receipts from Consultant) and a $6,000 signing bonus. Consultant shall submit invoices monthly to Electrosource for services rendered, invoices shall include the heading "a professional consulting firm (or individual)."

4.   Expenses

     Electrosource shall reimburse Consultant for travel expenses incurred by him pursuant to Consultant's consulting duties. Such expenses may include necessary actual expenses of out-of-town travel costs, communications, hotel accommodations, meals and the like provided that Consultant shall keep receipts and provide Electrosource an accurate and complete accounting of all such expenses so incurred, and shall obtain Electrosource's prior written consent to any such travel. Reimbursement of expenses in excess of the $2,500 payment to be made under Section 3 above will be issued
     within   twenty  (20)  days  of  receipt  of  the   complete
     accounting, with receipts.

5.   Confidential and Proprietary Information

     5.1 The parties agree that from time to time during performance of this Agreement confidential or proprietary technical or business information may be provided either orally or in written form to Consultant. Such information will be specifically designated by Electrosource as "confidential" and/or "proprietary." Consultant shall keep confidential all such designated information furnished by Electrosource and safeguard same from disclosure or use by any unauthorized individuals for any purpose other than in performance of this Agreement.

     5.2 In event of termination or cancellation of this Agreement for any reason whatsoever, Consultant agrees promptly to deliver to Electrosource all written information of any sort made available to Consultant or created by it under the terms of this Agreement.

     5.3 Work product created by Consultant shall become the confidential proprietary property of Electrosource. Consultant agrees to treat such work product in the same manner as confidential proprietary information of Electrosource. Consultant agrees that any remedy at law would be inadequate or a violation of this provision; consequently, Consultant agrees that Electrosource is entitled to obtain an injunction against Consultant's disclosure of any confidential proprietary information.

     5.4   Neither  expiration  of this  Agreement  nor  its
     earlier   termination  for  any  reason  shall  release
     Consultant from its obligations under this Section 5.

6.   Works of Authorship and Inventions

     6.1   Consultant  shall  convey  to  Electrosource  all
     rights to each work of authorship, whether or not patentable, which is conceived, developed, written, or reduced to practice by Consultant in performing the requirements of this Agreement. Consultant agrees to execute all necessary patent and copyright applications, assignments and other instruments at Electrosource's expense and to give all lawful and proper testimony in aid of Electrosource obtaining and maintaining in its name full and complete patent protection on any such invention. Before final payment is made under this Agreement, Consultant shall furnish Electrosource complete information with respect to any invention and all work product subject to this Section.

     6.2 Consultant hereby irrevocably appoints each officer and director of Electrosource as his attorney-in-fact for purposes of filing any applications or assignments necessary to properly reflect the sole ownership by Electrosource of any invention or work of authorship subject to this Section.

7.   Assignment and Subcontracting

     Neither this Agreement nor its performance, either in whole or in part, shall be assigned or subcontracted by Consultant to a third party without, in each case, the prior written consent of Electrosource.

8.   No Conflicts

     8.1  Consultant represents and warrants that:

          (a)  He has full authority to enter into this
               Agreement   and   to   perform   his   obligations
               hereunder; and

          (b)  Performance  by  Consultant  of   his
               obligations hereunder will not be in conflict with any other of his obligations.

     8.2 Notwithstanding any other provision of this Agreement, Electrosource shall have the right to suspend this Agreement subject to arbitration in accordance with the rules of the American Arbitration Association if, in Electrosource's sole opinion, a conflict of interest arises or may arise between Consultant's representation of Electrosource and its representation of its other clients.

9.   Independent Contractor

     Consultant's relationship to Electrosource shall be solely to provide personal services on an independent contractor basis. In this capacity, Consultant will not be a regular employee of Electrosource and will not be entitled to worker's compensation coverage, unemployment insurance, or any other type or form of insurance or benefit normally provided by Electrosource for its employees. Electrosource will not be responsible for withholding federal income or social security taxes from the fees paid to Consultant. The Consultant will be solely responsible for reporting and paying all Federal, State and Local taxes arising from his performance of this Agreement. The consultant is generally free to perform the services hereunder in any manner desired, subject to satisfactory completion of the subject task.

10.  Notice

     A notice communicated to Electrosource shall be sent to the Chairman and CEO, Electrosource, Inc., 3800-B Drossett Drive, Austin, Texas 78744-1131, or to such other place or places as Electrosource by notice in writing shall specify. Any notice to be served shall be deemed to be served if the same be sent by registered or certified mail through the United States mail, addressed to the party on which service is to be effected at the address stated in the immediately preceding sentences and shall be deemed to have been received on the day indicated on the return receipt relating thereto.

11.  Binding Agreement

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Electrosource and to the successors and assigns of Consultant.

12.  Modification

     This Agreement supersedes all prior agreements or understandings between Consultant and Electrosource relating to the subject matter hereof, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless reduced to writing and signed by duly authorized officers of Electrosource and by Consultant.

13.  Construction

     This Agreement shall be construed in accordance with the laws of the State of Texas. Consultant hereby submits to the continuing jurisdiction of the laws and the courts of the State of Texas in the prosecution of any interpretation or dispute under or arising out of this Agreement. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such judgment shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion to be held invalid, unenforceable or void shall, if possible be deemed amended or reduced in scope or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

     IN WITNESS WHEREOF, this Agreement is dated and is effective the date and year first above written.

ELECTROSOURCE, INC.                CONSULTANT

By:     /S/                        By:    /S/
  James M. Rosel                     Jack J. Guy
  Vice President, General Counsel

Date: January 9, 1996              Date:  January 9, 1996

                                   SOCIAL SECURITY NUMBER OR
                                   FEDERAL IDENTIFICATION NUMBER:
                                         ###-##-####